Exhibit 99.1

2007 Customer Credit FAQ

1. Why was Internap’s 10K filing delayed?

●	During its review of sales credit activity subsequent to year end, management identified the activity as an area for further review and investigation. Management concluded that an investigation was appropriate to identify the underlying cause and to obtain completeness, accuracy, valuation and disclosure of sales adjustments. This investigation resulted in the delay filing of the Company's Form 10-K.

●	The items that contributed to the delay were primarily customer credits in our IP and CDN businesses from 2007.

2. What was the total amount of the credits? How much was in each business unit?

●	In 2007, we recorded approximately $1.8 million of sales adjustments and service credits to customers that were associated with the delay in the filing our 10K.

●	Approximately $900K of these credits were in CDN, $700K were in IP services, and $200K were in Data center services.

3. Why weren’t these credits included in the fourth quarter press release financials?

●	There were delays in identifying and processing sales adjustments. Many of these disputes and credit requests were associated with previously-disclosed CDN network outages that occurred in the second half of 2007.

●	The higher volume of credit requests and delays in processing sales adjustments combined to raise credits higher than the reserve used to calculate revenue in the fourth-quarter 2007 press release.

4. What portion of credits were due to disconnects and what portion were credit only?

●	Of the $1.8 million in credits associated with the delay, less than half of the amount was directly attributable to customers who had disconnected prior to December 31, 2007. The remaining credits were performance or retention credits.

5. What time periods were affected?

●	The sales adjustments and credits associated with the delay in the filing of the 10K resulted in the misstatement of our revenue, net accounts receivable and related financial disclosures, and in the revision of the Company’s consolidated financial statements for the quarter ended September 30, 2007 and in an adjustment to the consolidated financial statements for the quarter ended December 31, 2007.

●	The majority of the $1.8 million in sales adjustments that were associated with the delay in the 10K filing took place in the fourth quarter 2007.

●	Corrected revenue and margins by quarter in 2007 are available on Internap’s website at http://ir.internap.com/events.cfm in a supplementary datasheet and within the 10K filing.

6. What caused the credits?

●	We believe there were two primary causes for higher credits in 2007:

(1) In the second half of 2007, the Company experienced platform instability in its CDN business, particularly in August and September, which caused an increase in customer dissatisfaction and a higher than historical amount of customer disputes over service billings.

(2) There were delays in identifying and processing sales credits and billing adjustments.

7. Will these 2007 credits impact 2008? What about 2008 guidance?

●	The credits we can directly attribute to 2007 were addressed in the 10K. We will provide an update to guidance on our first quarter 2008 conference call.

8. Did the credits also impact your margins in 2007?

●	Yes. The $1.8 million in sales adjustments reduced revenue, gross and operating margins, and net income dollar for dollar.

●	Corrected revenue and margins by quarter in 2007 are available on Internap’s website at http://ir.internap.com/events.cfm in a supplementary datasheet and within the 10K filing.

9. Will you need to restate financials?

●	There were no restatements associated with these changes.

●	The Company has revised revenue, net accounts receivable and related financial disclosures, for the quarter ended September 30, 2007. The Company has also made adjustments to the consolidated financial statements for the quarter ended December 31, 2007. All of these adjustments were made within the Company’s filed 2007 10K.

●	Revenue revisions for the quarter ending September 30, 2007 were made in the Company’s filed 10K and were deemed not material enough to require restating the third quarter 10Q.

10. Will you need to restate your customer count?

●	The Company counts customers based on whether the account had positive billings in at least one full month of the quarter.

●	As part of the credit study, the Company determined that 22 customers should not have been billed in the fourth quarter 2007 and therefore should not have been included in the fourth quarter customer count. This revision changes total fourth quarter customers from 3,811 to 3,789.

●	Net of inflows, there were roughly 150 additional, mostly smaller CDN customers that billed at least one month during the fourth quarter and subsequently disconnected before year-end. Because these customers billed at least one month in the fourth quarter, they were counted in the fourth quarter customer total consistent with our methodology. Therefore, the loss of these customers will be reflected in the first-quarter customer count.

11. What are you doing to fix the problems?

●	We have substantially finalized integrating our combined networks through technological improvements and systems integration with operational stability achieved since November and expect this to result in a decrease in performance and related adjustments for the future.

●	In the fourth quarter 2007, management increased the reliability and reach of the platform and solidified the CDN customer base. In addition, in December, the Company extended our 100% Uptime Service Level Agreement to our CDN platform.

●	To correct the delays in the identification and processing of customer sales adjustments, management implemented plans in the first quarter of 2008, or will supplement plans during 2008, to its existing controls which may include but are not limited to the following additional processes and controls:

o A single, common logging system for customers to record all disputes, disconnects and requests for credits,

o A periodic review of a customer request log with appropriate designated management,

o A more robust, proactive tracking of customer usage patterns and overall customer satisfaction, and

o A review by the appropriate designated finance management of the accounting estimates developed from the relevant, sufficient, and reliable data collected above.

Internap Safe Harbor:

Certain information included herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth, and projected costs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, products, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update any forward-looking statement for any reason.